UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2008

HUNGARIAN TELEPHONE AND CABLE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Third Avenue, Suite #3400 Seattle, Washington 98101-3034
(Address of Principal Executive Offices)

(206) 654-0204
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On November 27, 2008, the Board of Directors of Hungarian Telephone and Cable Corp. elected Carsten Dyrup Revsbech to its Board of Directors to fill a vacancy on its Board of Directors created by the resignation of Jesper Ovesen.  Mr. Revsbech is an officer of TDC A/S ("TDC").  TDC owns 64% of Hungarian Telephone and Cable Corp.'s outstanding common stock.  Mr. Revsbech was elected at the request of TDC to replace Mr. Ovesen.  Mr. Ovesen is also an officer of TDC.

Four of the seven directors on Hungarian Telephone and Cable Corp.'s Board of Directors are employees of TDC and representatives of TDC on the Hungarian Telephone and Cable Corp. Board of Directors.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

                          99.1      Press release dated November 27, 2008 announcing the election of a director to Hungarian Telephone and Cable Corp.'s Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date:	November 28, 2008	By:	/s/ Peter T. Noone
Peter T. Noone
General Counsel

HUNGARIAN TELEPHONE AND CABLE CORP.
Exhibit Index

Exhibit Number	Description of Document
99.1	Press Release dated November 27, 2008 announcing the election of a director to Hungarian Telephone and Cable Corp's Board of Directors